Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

among

ARES COMMERCIAL REAL ESTATE CORPORATION,

ACRC HOLDINGS LLC,

ACRC WAREHOUSE HOLDINGS LLC,

ACRC LENDER LLC,

ACRC CP INVESTOR LLC,

and

ACRC MEZZ HOLDINGS LLC,

as Grantors

and

DBD CREDIT FUNDING LLC,

as Collateral Agent

Dated as of December 9, 2015

i

VI.	POWER OF ATTORNEY AND FURTHER ASSURANCES		21

	6.1	Collateral Agent’s Appointment as Attorney-in-Fact, Etc.	21
	6.2	Authorization of Financing Statements	22

VII.	the agent		23

	7.1	Authority of Agent	23
	7.2	Duty of Agent	23
	7.3	No Individual Foreclosure, Etc.	24
	7.4	Secured Counterparties	24

VIII.	MISCELLANEOUS		24

	8.1	Amendments in Writing	24
	8.2	Notices	24
	8.3	No Waiver by Course of Conduct; Cumulative Remedies	24
	8.4	Successors and Assigns	25
	8.5	Counterparts	25
	8.6	Severability	25
	8.7	Section Headings	25
	8.8	Integration/Conflict	25
	8.9	GOVERNING LAW	25
	8.10	JURISDICTION AND VENUE	26
	8.11	Additional Grantors	26
	8.12	Releases	26
	8.13	WAIVER OF JURY TRIAL	27

SCHEDULE 1	Notice Addresses of Guarantors	1-1
SCHEDULE 2	Filings and Other Actions Required to Perfect Security Interests	2-1
SCHEDULE 3	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office	3-1
SCHEDULE 4	Commercial Tort Claims	4-1
SCHEDULE 5	Pledged Equity Interests	5-1
SCHEDULE 6	Pledged Debt	6-1
SCHEDULE 7	Intellectual Property	7-1
SCHEDULE 8	Deposit Accounts	8-1
SCHEDULE 9	Consents	9-1
ANNEX 1	Assumption Agreement	ANNEX 1-1

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of December 9, 2015, among each of the signatories hereto designated as a Grantor on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and collectively, the “Grantors”), and DBD Credit Funding LLC, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to that certain Credit and Guaranty Agreement, dated as of December 9, 2015 (as amended, restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among Ares Commercial Real Estate Corporation, a Maryland corporation (the “Borrower”), ACRC Holdings LLC, a Delaware limited liability company (“ACRC Holdings”), ACRC Mezz Holdings LLC, a Delaware limited liability company (“ACRC Mezz”), ACRC CP Investor, LLC, a Delaware limited liability company (“ACRC CP Investor”), ACRC Warehouse Holdings LLC, a Delaware limited liability company (“ACRC Warehouse” and, together with ACRC Holdings, ACRC Mezz and ACRC CP Investor, the “Guarantors”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Collateral Agent and Highbridge Principal Strategies, LLC, as administrative agent (the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Secured Counterparties to enter into Bank Product Agreements and Swap Agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

I.                                        DEFINED TERMS

1.1                               Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof):  Accounts, Account Debtor, Adverse Claims, As-Extracted Collateral, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Investment Property, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Proceeds, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)                                 The following terms shall have the following meanings:

“ACRC CP Investor” shall have the meaning set forth in the preamble hereto.

“ACRC Holdings” shall have the meaning set forth in the preamble hereto.

“ACRC Lender” shall mean ACRC Lender LLC, a Delaware limited liability company.

“ACRC Mezz” shall have the meaning set forth in the preamble hereto.

“ACRC Mezz Collateral” shall have the meaning set forth in Section 2(a)(i) of this Agreement.

“ACRC Warehouse” shall have the meaning set forth in the preamble hereto.

“Agreement”  shall mean this Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Borrower” shall have the meaning set forth in the preamble hereto.

“Collateral”  shall have the meaning set forth in Section 2(a) of this Agreement.

“Collateral Account”  shall mean any collateral account established by the Collateral Agent as provided in Section 5.4.

“Copyright Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright.

“Copyrights”  shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all works of authorship and all intellectual property rights therein, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning set forth in the preamble hereto.

“De Minimis Deposit Accounts” shall mean Deposit Accounts (other than any Excluded Accounts, Deposit Accounts that are Excluded Assets and Necessary Funding Amounts Accounts) with a minimum balance at any time outstanding of less than $200,000 individually and $1,000,000 in the aggregate when taken together with all other Deposit Accounts that are not subject to the Collateral Agent’s Control.

“Discharge of the Secured Obligations”  shall mean and shall have occurred when (i) all Secured Obligations shall have been paid in full in cash (other than (a) those expressly stated to survive termination and (b) contingent obligations as to which no claim has been asserted and (c) obligations and liabilities under Bank Product Agreements and Swap Agreements as to which arrangements satisfactory to the applicable Secured Counterparties shall have been made), and (ii) all Commitments shall have terminated or expired.

“Equity Interests”  (i) shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, including voting or non-voting, common or preferred) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests (however designated, including voting or non-voting, common or preferred), and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof and (ii) shall include, without limitation, all Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests.

“Excluded Accounts” shall mean all custodial accounts, including, without limitation, (i) accounts used exclusively for payroll, (ii) accounts used exclusively for payroll taxes and/or withheld income taxes, (iii) accounts used exclusively for employee wage and benefit payments, (iv) escrow, defeasance and redemption accounts and (v) trust or fiduciary accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Loan Party holds the funds exclusively for the benefit of one or more unaffiliated third parties, together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Excluded Assets”  shall mean, with respect to each Grantor and each of their respective direct and indirect Subsidiaries and Affiliates, (i) any Asset of such Person that is subject to any Permitted Lien (other than a Permitted Collateral Lien) whether existing on the Closing Date or any time thereafter, (ii) all Securities Accounts or Commodity Accounts together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing, (iii) fee-owned and leasehold interests in real property, (iv) any Asset, permit, lease, license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only to the extent that the grant of a security interest hereunder (a) is, directly or indirectly, prohibited by or a violation of any law, rule or regulation applicable to such Grantor or (b) shall, directly or indirectly, constitute or result in a breach of a term or provision of, or the termination of or a default under the terms of, such Asset, permit, lease, license, contract or agreement (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity); provided, however, that the Collateral shall include (and such security interest shall attach and the definition of Excluded Assets shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such Asset, permit, lease, license, contract or agreement not subject to the provisions specified in clauses (a) or (b) above, (v) any Excluded Accounts, (vi) property owned by any Grantor that is subject to a Purchase Money Obligation or Capitalized Lease Obligation permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or the document providing for such Capitalized Lease Obligation) prohibits, or requires the consent of any Person other than the Grantors which has not been obtained as a condition to, the creation of any other Lien on such property; provided further that the exclusions referred to in clauses (v) and (vi) of this definition shall not include any Proceeds of such permit, lease, license, contract or agreement or property; (vii) Vehicles, (viii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (ix) any MSRs, the Equity Interests in any Subsidiary that, directly or indirectly, owns MSRs and any Intercompany Notes to the extent such MSRs, Equity Interests or Intercompany Notes cannot be pledged in accordance with, directly or indirectly, the terms of such MSRs, Equity Interests or Intercompany Notes and relevant agreements (including renewals thereof), as applicable, or to the extent prohibited by applicable law, rule or regulation; (x) any Asset with respect to which the cost of obtaining a Lien in such Asset is excessive in relation to the value afforded thereby, as agreed between the Borrower and the Agents in their reasonable discretion, (xi) Excluded Foreign Subsidiary Voting Stock and (xiii) the Equity Interests of ACRE Capital Holdings LLC and ACRC Holdings LLC.

“Excluded Foreign Subsidiary Voting Stock” shall mean any voting stock in excess of 66% of the total outstanding amount of any class of voting stock of a Foreign Subsidiary.

“Foreign Subsidiary” shall mean any Subsidiary that is (i) treated as a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code, (ii) a Subsidiary of any entity described in clause (i) or (iii) any domestic Subsidiary, substantially all the assets of which consist of Equity Interests in one or more entities properly treated as controlled foreign corporations within the meaning of Section 957 of the Internal Revenue Code.

“General Intangibles”  shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, shall include, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements, contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Guarantors” shall have the meaning set forth in the preamble hereto.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property”  shall mean, with respect to any Grantor, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intercompany Note”  shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Issuers”  shall mean the collective reference to each issuer of Pledged Equity Interests.

“Necessary Funding Amounts” shall mean an aggregate amount, from time to time, equal to the sum of: (i) amounts necessary to make any distributions or payments necessary to maintain the Borrower’s status as a “real estate investment trust” as defined in Section 856 the Code and avoid the imposition of income and excise tax pursuant to Section 6.4 of the Credit Agreement and (ii) amounts necessary for the Borrower and its Subsidiaries to satisfy future funding obligations to which they are contractually bound with respect to then existing investments.

“Necessary Funding Amounts Accounts” shall mean any Deposit Account or Deposit Accounts maintained by the Borrower which contain funds in an aggregate amount sufficient to fund the Necessary Funding Amounts.

“Patent Licenses”  shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent.

“Patents”  shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing.

“Pledged Commodity Contracts” shall mean all Commodity Contracts to which any Grantor is party from time to time.

“Pledged Debt” shall mean the Debt described in Schedule 6 hereto and all other indebtedness and debt securities from time to time owned or hereafter acquired by any Grantor together with any other certificates, options, rights or security entitlements, promissory notes and other instruments evidencing any or all such Debt and debt securities, including the Pledged Notes and Intercompany Notes; provided, however, that Pledged Debt shall not include any Excluded Assets.

“Pledged Equity Interests”  shall mean all Equity Interests, and shall include Pledged LLC Interests, Pledged Partnership Interests and Pledged Stock; provided, however, that in no event shall “Pledged Equity Interests” include any Excluded Assets.

“Pledged LLC Interests”  shall mean all membership interests, preferred interests and other interests now owned or hereafter acquired by any Grantor in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of the Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided, however, that Pledged LLC Interests shall not include any Excluded Assets.

“Pledged Notes”  shall mean all promissory notes now owned or hereafter acquired by any Grantor and all Intercompany Notes; provided, however, that Pledged Notes shall not include any Excluded Assets.

“Pledged Partnership Interests”  shall mean all membership interests and other interests now owned or hereafter acquired by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests, and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a partner in such partnership, all rights as and to become a partner of such partnership, all of the Grantor’s rights, title and interest as a partner to any and all assets or properties of such partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided, however, that Pledged Partnership Interests shall not include any Excluded Assets.

“Pledged Securities”  shall mean the collective reference to the Pledged Debt, Pledged Security Entitlements, Pledged Commodity Contracts and the Pledged Equity Interests regardless of whether constituting Securities under the UCC.

“Pledged Security Entitlements”  shall mean all Security Entitlements of any Grantor.

“Pledged Stock” shall mean all membership interests and other interests now owned or hereafter acquired by any Grantor and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Stock shall not include any Excluded Assets.

“Receivable”  shall mean all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance.  References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Counterparties” shall mean any Bank Product Provider that is a Lender or an Affiliate of a Lender on the date of entering into such Bank Product Agreement or Swap Agreement.

“Secured Obligations”  shall have the meaning set forth in the Credit Agreement.

“Secured Parties” shall mean collectively, the Agents, the Lenders, each Indemnitee pursuant to Section 8.2 of the Credit Agreement, each co-agent or sub-agent appointed by the Agents from time to time pursuant to the Credit Agreement and each Secured Counterparty.

“Securities Act”  shall mean the Securities Act of 1933, as amended.

“Subsidiary Grantors” shall mean each Grantor other than the Borrower.

“Trademark Licenses”  shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark or permitting co-existence with respect to a Trademark.

“Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and, with respect to any and all of the foregoing, (i) all registrations and applications for registration thereof (ii) all extensions and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secrets”  shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and with respect to any and all of the foregoing (i) all rights to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trade Secret or otherwise providing for a covenant not to sue for misappropriation or other violation of a Trade Secret.

“UCC”  shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Vehicles”  shall mean all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.

1.2                               Other Definitional Provisions.  (a)  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified.  References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)                                 The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(e)                                  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(f)                                   All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

II.                                   GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL

(a)                                 Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Loan Party’s Secured Obligations:

a.                                      all Accounts, including all Receivables;

b.                                      all Chattel Paper;

c.                                       all Deposit Accounts;

d.                                      all Documents;

e.                                       all Equipment;

f.                                        all General Intangibles;

g.                                       all Instruments;

h.                                      all Insurance;

i.                                          all Intellectual Property;

j.                                         all Inventory;

k.                                      all Investment Property;

l.                                          all Letter of Credit Rights;

m.                                  all Money;

n.                                      all Pledged Securities;

o.                                      all Vehicles;

p.                                      all Goods not otherwise described above;

q.                                      all Collateral Accounts;

r.                                         all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

s.                                        all commercial tort claims now or hereinafter described on Schedule 4; and

t.                                         to the extent not otherwise included, all other property of such Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

(b)                                 Notwithstanding anything to the contrary in this Agreement, (i) none of the Excluded Assets shall constitute the Collateral, (ii) in no event shall control agreements or perfection by control or similar arrangements be required (A) with respect to any Collateral that constitutes Pledged Equity Interests other than certificated Pledged Equity Interests and (B) with respect to the De Minimis Deposit Accounts and the Necessary Funding Amount Accounts and (iii) in no event shall perfection of any security interest or Lien in any Collateral in any jurisdiction other than in the United States be required.

(c)                                  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral granted by it and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral granted by it, including, without limitation, any Receivables and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent or any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests.

III.                              REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Secured Counterparties to enter into Bank Product Agreements and Swap Agreements, each Grantor hereby represents and warrants to the Secured Parties on the Closing Date and on the date of funding of each Loan:

3.1                               Valid, Perfected First Priority Liens.  The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral securing the payment and performance of the Secured Obligations and upon completion of the filings and other actions specified on Schedule 2 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral, prior to all other Liens on the Collateral except for Permitted Collateral Liens that have priority as a matter of law as existing on the Closing Date or granted from time to time thereafter.  Without limiting the foregoing and subject to Sections 4.1(c) of this Agreement and 5.13 of the Credit Agreement, each applicable Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 4.2 to: (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral granted by it constituting Certificated Equity Interests, (ii) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral granted by it constituting Pledged Notes and (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over Deposit Accounts (other than De Minimis Deposit Accounts, the Necessary Funding Amount Accounts, the Excluded Accounts or Deposit Accounts that are Excluded Assets).

3.2                               Ownership Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.  There exists no Adverse Claim with respect to the Pledged Equity Interests of such Grantor.

3.3                               Name; Jurisdiction of Organization, Etc.  Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 3.  Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  Except as otherwise indicated on Schedule 3, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed.  Except as specified on Schedule 3, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.  Unless otherwise stated on Schedule 3, such Grantor is not a transmitting utility as defined in UCC § 9-102(a)(80).

3.4                               Special Collateral; Excluded Collateral.  None of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care Insurance Receivables, (5) timber to be cut, or (6) aircraft engines, satellites, ships or railroad rolling stock.  No material portion of the Collateral consists of Vehicles or other goods subject to a certificate of title.

3.5                               Commercial Tort Claims.  No Grantor has any commercial tort claims other than those described on Schedule 4.

3.6                               Pledged Equity Interests.

(a)                                 Set forth on Schedule 5 is a complete list of the Pledged Equity Interests as of the Closing Date.  Each Pledged Equity Interest is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person.

(b)                                 None of the Pledged LLC Interests or Pledged Partnership Interests are, or represent interests in entities that have opted to be treated as securities under the Uniform Commercial Code of any jurisdiction unless the applicable Grantor has caused such Pledged LLC Interests or Pledged Partnership Interests to become certificated and has delivered such certificates or other documents evidencing or representing such Pledged LLC Interests or Pledged Partnership Interests, as applicable, to the Collateral Agent, accompanied by blank powers, all in form and substance reasonably satisfactory to the Collateral Agent.  All certificated Pledged Equity Interests have been delivered to the Collateral Agent.

3.7                               Pledged Debt.  Set forth on Schedule 6 is a complete list of Pledged Debt as of the Closing Date.  The promissory notes, including the Pledged Notes and any Intercompany Notes, currently evidencing Pledged Debt have been delivered to the Collateral Agent.

3.8                               Intellectual Property. As of the Closing Date, no Grantor owns any interest in, or title to, any United States federal registered or applied for Patent, or Trademark or registered Copyright except as set forth in Schedule 7.  Except for those matters which both (a) are set forth on Schedule 7 and (b) could not reasonably be expected to have a Material Adverse Effect, (x) all Intellectual Property owned or utilized by each Grantor is subsisting and has not been judged invalid or unenforceable, in whole or in part, (y) no action or proceeding is pending, or, to the knowledge of each Grantor, threatened, alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual

Property of any other Person and (z) to the knowledge of each Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any material Intellectual Property of such Grantor.  Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

3.9                               Deposit Account.  As of the Closing Date, set forth on Schedule 8 is a complete list of each Grantor’s Deposit Accounts (other than Excluded Accounts).

3.10                        Binding Agreement.  This Agreement when executed and delivered by such Grantor will constitute the legal, valid, and binding obligations of such Grantor, enforceable against such Grantor in accordance with its terms except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) equitable principles of general applicability (whether considered in a proceeding in equity or law).

3.11                        Other Agreements.  The execution, delivery, and performance by each Grantor of this Agreement does not and will not: (a) violate (i) in any material respect any provision of any federal (including the Exchange Act), state or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Grantor, (ii) in any material respect any order of any Governmental Authority, court, arbitration board or tribunal binding on any Grantor or (iii) the Governing Documents of any Grantor, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than Liens granted by the Grantors to the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations under the Credit Agreement) upon any of the Assets of any Grantor pursuant to any Material Agreement, or (c) require termination of any Material Agreement of any Grantor, or (d) constitute a tortious interference with any material Contractual Obligation of any Grantor.

3.12                        Requisite Power and Authority.  The execution, delivery, and performance of this Agreement has been duly authorized by each Grantor and all necessary limited liability company or corporate action in respect thereof has been taken, and, other than as set forth on Schedule 9, the execution, delivery, and performance thereof does not require any other material consent or approval of any other Person that has not been obtained.

3.13                        Solvency.  The Borrower is, each Grantor is, and the other Subsidiaries of the Borrower are taken as a whole, both immediately before and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, the pledge of Collateral and the guarantee in favor of the Agents and the Lenders, as applicable, Solvent.

IV.                               COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Discharge of the Secured Obligations:

4.1                               Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Pledged Debt, Pledged Equity Interests, Deposit Accounts and Cash Management.

(a)                                 Subject to Section 4.1(c), if any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Document or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Agents, to be held as Collateral pursuant to this Agreement.

(b)                                 (i) If, at any time after the Closing Date, any Pledged Equity Interest constituting a Pledged LLC Interest or Pledged Partnership Interest, which, on the Closing Date, is not a security (for purposes of the UCC), is designated by the relevant Grantor as a “security” under (and as defined in) Article 8 of the UCC, such Grantor shall cause such Pledged Equity Interests to be certificated and, as soon as reasonably practical thereafter, deliver such certificates, accompanied by stock powers duly executed in blank, to the Collateral Agent;

(ii)                                  The Grantors shall not designate, or cause any Grantor to designate, any of the Pledged Equity Interests constituting Pledged LLC Interests or Pledged Partnership Interests as a “security” under Article 8 of the UCC, unless such Grantor complies with the requirements of Section 4.1(b)(i) hereof with respect to such Pledged Equity Interests; and

(iii)                               If at any time hereafter any Grantor acquires Pledged Equity Interests, such Grantor shall update Schedule 5 to this Agreement.

(c)                                  If at any time hereafter any promissory notes evidencing Pledged Debt in excess of $250,000, individually or in the aggregate are executed, such promissory notes shall, once executed and delivered to any Grantor, be delivered to Collateral Agent within (i) 45 days of such execution and delivery in the event the Grantor intends, at the time such promissory note is executed and delivered to the Grantor, to pledge such promissory note to a third party in accordance with Sections 6.1 and 6.2 of the Credit Agreement or (ii) 15 days of such execution and delivery.

(d)                                 If any of the Collateral with a value in excess of $250,000 is or shall become Electronic Chattel Paper such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable and unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(e)                                  All Deposit Accounts of each Grantor (other than De Minimis Deposit Accounts, the Necessary Funding Amount Accounts, Excluded Accounts or Deposit Accounts that are Excluded Assets) shall be subject to a control agreement among the applicable Grantor, the depository bank and the Collateral Agent, in form and substance satisfactory to the Agents.  The Grantors shall not close or transfer Deposit Accounts subject to the Collateral Agent’s control without the prior written consent of the Agents, and any replacement Deposit Account must be subject to a control agreement among the applicable Grantor, the depository bank and the Collateral Agent, in form and substance satisfactory to the Agents; provided, however, that, pursuant to such control agreement, prior to the occurrence and continuance of an Event of Default, the depository bank shall comply with entitlement orders and instructions issued or originated by the applicable Grantor or its agents and, after the occurrence and during the continuance of an Event of Default, the depository bank shall comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of the Grantor.  The Grantors shall notify the Agents of the opening of any new Deposit Accounts in connection with the Compliance Certificate delivered to the Agents pursuant Section 5.3(a) of the Credit Agreement and all such new Deposit Accounts (other than De Minimis Deposit Accounts, the Necessary Funding Amount Accounts, Excluded Accounts or Deposit Accounts that are Excluded Assets) shall be subject to a control agreement among the depository bank, the Collateral Agent and the applicable Grantor, in form and substance satisfactory to the Agents.

(f)                                   Except in connection with (A) Excluded Accounts, (B) prior to any acceleration of the Loans pursuant to Section 7.2 of the Credit Agreement, the Necessary Funding Amount Accounts or (C) Deposit Accounts that are Excluded Assets, after the occurrence and during the continuance of a Default or Event of Default, each Grantor shall direct, within two (2) Business Days thereof, that all funds in any of their respective Deposit Accounts not subject to the Collateral Agent’s Control shall be transferred directly to a Deposit Account subject to the Collateral Agent’s Control.

4.2                               Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the security interest created by this Agreement in its Collateral as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)                                 Such Grantor shall furnish to the Agents from time to time statements and schedules further identifying and describing its Collateral and such other reports in connection with the assets and property of such Grantor as the Agents may reasonably request in writing, all in reasonable detail.

(c)                                  At any time and from time to time, upon the written request of the Agents, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agents may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of the Deposit Accounts (other than De Minimis Deposit Accounts, the Necessary Funding Amount Accounts, Excluded Accounts or Deposit Accounts that are Excluded Assets) taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder, including without limitation, executing and delivering and causing the relevant depositary bank to execute and deliver a control agreement in form and substance reasonably satisfactory to the Agents and (iii) with respect to Copyrights, Patents and

Trademarks, security agreements for filing with the United States Patent and Trademark Office, as applicable.

4.3                               Changes in Locations, Name, Jurisdiction of Incorporation, Etc.  Such Grantor will not, except upon notice to the Agents and delivery to the Collateral Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Agents to maintain the validity, perfection and priority of the security interests provided for herein, in each case on or before the date that is 10 days prior to the date, without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, on which it changes its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 3.3 of this Agreement.

4.4                               Preferred Equity Investments.  Grantors shall promptly deliver to the Collateral Agent any notices it receives from an Issuer in connection with any Preferred Equity Investment that is reasonably expected to adversely affect the interests of the Lenders.

4.5                               Intellectual Property.  Grantors shall notify the Agents of any updates to Schedule 7 in connection with the Compliance Certificate delivered to the Agents pursuant Section 5.3(a) of the Credit Agreement.

4.6                               Investment Property.  (a)  If such Grantors shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification or any certificate issued in connection with any reorganization), or option or rights in respect of the capital stock or other Pledged Equity Interest of any pledged Issuer, whether in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantors shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same as soon as reasonably practicable to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Agents so request, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as collateral security for the Secured Obligations.  If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any pledged Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any pledged Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations; provided however, for the avoidance of doubt, prior to the occurrence and continuance of an Event of Default, any sums paid upon or any distributions made in respect of any Pledged Equity Interest shall be paid to and held by the applicable Grantor.  If an Event of Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged

Equity Interests shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as collateral security for the Secured Obligations; provided however, for the avoidance of doubt, prior to the occurrence and continuance of an Event of Default, any sums of money so paid or distributed in respect of any Pledged Equity Interest shall be paid to and held by the applicable Grantor.

(b)                                 Each Grantor which is a pledged Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity Interests issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Pledged Equity Interests issued by it and (iii) the terms of Section 4.7(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.7(c) with respect to the Pledged Equity Interests issued by it.  In addition, each Grantor which is either a pledged Issuer or an owner of any Pledged Equity Interests hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder or other equity holder of the pledged Issuer of the related Pledged Equity Interest.

4.7                               Voting and Other Rights with Respect to Pledged Securities.  (a)  Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all dividends or other distributions paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes or Pledged Debt to the extent permitted by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Equity Interests; provided, however, that (i) notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries shall in all cases be entitled to receive dividends or other distributions paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes or Pledged Debt necessary for the Borrower to maintain its status as a “real estate investment trust” as defined in Section 856 the Code and avoid the imposition of income and excise tax on the Borrower and (ii) no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Agents’ reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 Subject to Section 4.7(a)(i), if an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Securities which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Pledged Securities to its name or the name of its nominee or agent and (iii) all rights of a Grantor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4.10(a) shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall then have the sole right to receive and hold as Pledged Securities such dividends, distributions and interest payments.  In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Securities for certificates or instruments of smaller or larger denominations.  In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.  Notwithstanding anything to the contrary herein, and for the avoidance of doubt, prior to the occurrence and continuance of an Event of Default, all rights and privileges of each Grantor referenced in this Section 4.7(b) shall remain with each applicable Grantor.

(c)                                  Subject to Section 4.7(a)(i), if an Event of Default shall occur and be continuing, each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.  Notwithstanding anything to the contrary herein, and for the avoidance of doubt, prior to the occurrence and continuance of an Event of Default, all rights and privileges of each Grantor referenced in this Section 4.7(c) shall remain with each applicable Grantor.

4.8                               Commercial Tort Claims.  Within thirty (30) days after the date of any additional commercial tort claims arising since Schedule 4 was last delivered, each Grantor shall provide the Collateral Agent with an amended or supplemented Schedule 4 to reflect such additional commercial tort claims.

V.                                    REMEDIAL PROVISIONS

5.1                               Code and Other Remedies.  (a)  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law when a debtor is in default under a security agreement or in equity, including, and without limiting the generality of the foregoing: the Collateral Agent may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable; provided that the Collateral Agent will provide the applicable Grantor with reasonable notice prior to a public sale or after any private sale or other disposition.  The Collateral Agent may store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent permitted by applicable Law.  For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Collateral Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale, such amount to be apportioned ratably to the Secured Obligations of the Secured Parties in accordance with their pro rata share of such Secured Obligations.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor acknowledges and agrees that the compliance by the Collateral Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof.  Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Grantor or the issuer of the Collateral to register such securities for public sale under the Securities Act or under applicable state securities laws, even if any Grantor and the issuer would agree to do so (it being acknowledged and agreed that no Grantor shall have any obligation hereunder to do so).  Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Agent.  The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties) with respect to such appointment without prior notice or hearing as to such appointment.  The Collateral Agent shall have no obligation to marshal any of the Collateral.

(b)                                 Any net Proceeds of the Collateral shall be applied or retained by the Collateral Agent in accordance with the Credit Agreement.  Only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Agent.  In the event the purchaser fails to pay for the Collateral, the Collateral

Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale.

(c)                                  In the event of any Sale of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Sale shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the exploitation of such Intellectual Property, including the manufacture, distribution, advertising and sale of products or the provision of services under such Intellectual Property, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

(d)                                 For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof) and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased, or otherwise occupied by such Grantor.

5.2                               Effect of Securities Laws.  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

5.3                               Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

5.4                               Proceeds to be Turned Over to Agent.  If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Pledgor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

VI.                               POWER OF ATTORNEY AND FURTHER ASSURANCES

6.1                               Collateral Agent’s Appointment as Attorney-in-Fact, Etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following, as applicable:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Loan Documents and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Sections 5.1 or 5.2, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1 to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.2, it will not exercise any rights under the power of attorney provided for in this Section 6.1 unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.

(c)                                  The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, shall be payable by such Grantor to the Collateral Agent in accordance with Section 10.7 of the Credit Agreement.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of the Secured Obligations.

6.2                               Authorization of Financing Statements.  Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Collateral Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral granted by it in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement.  Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in this Agreement or as “all assets” or “all personal property” of such Grantor, whether now owned or hereafter existing or acquired by such Grantor or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

VII.                          THE AGENT

7.1                               Authority of Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.2                               Duty of Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and shall have deemed to exercise reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable Collateral.  Neither the Collateral Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent and Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.3                               No Individual Foreclosure, Etc.  No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Secured Obligations except to the extent expressly contemplated by this Agreement or the other Loan Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent at the direction of the Required Agents and on behalf of the Secured Parties in accordance with the terms thereof.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Secured Obligations provided hereunder and under any other Loan Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement.  Without limiting the generality of the foregoing, each Secured Party authorizes the Collateral Agent to credit bid all or any part of the Secured Obligations held by it.

7.4                               Secured Counterparties.  No Secured Counterparty that obtains the benefits of the Loan Documents or any Collateral by virtue of the provisions of the Credit Agreement or of the Loan Documents, shall have any right to notice of any action or to consent to, direct or object to any action under any Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Agreement to the contrary, the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Bank Product Agreements and Swap Agreements unless the Collateral Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Collateral Agent may request, from the applicable Secured Counterparty.

VIII.                     MISCELLANEOUS

8.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent in accordance with Section 11.2 of the Credit Agreement.

8.2                               Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.3 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

8.3                               No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agents and any such assignment, transfer or delegation without such consent shall be null and void.

8.5                               Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

8.6                               Severability.  All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

8.7                               Section Headings.  Article and Section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement.

8.8                               Integration/Conflict.  This Agreement, together with the schedules and exhibits hereto and the other Loan Documents is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

8.9                               GOVERNING LAW. (A) THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK; AND (B) THE VALIDITY OF THIS AGREEMENT, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

8.10                        JURISDICTION AND VENUE.  TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS ARISING BETWEEN THE AGENT, ANY MEMBER OF THE LENDER GROUP OR THE GRANTORS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED HOWEVER THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION TO THE EXTENT SUCH COURTS HAVE IN PERSONAM JURISDICTION OVER THE RELEVANT GRANTOR OR IN REM JURISDICTION OVER SUCH COLLATERAL OR OTHER PROPERTY.  THE GRANTORS AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.10 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PERSON FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.  TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST EACH OF THE GRANTORS OR ANY MEMBER OF THE LENDER GROUP MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON EXHIBIT 11.3 OF THE CREDIT AGREEMENT.

8.11                        Additional Grantors.  Each Subsidiary or Affiliate of the Borrower that is required to or does become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.12                        Releases.  (a) At such time as there has been a Discharge of the Secured Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(c)                                  Subject to Section 8.12(a), Collateral shall be released by the Collateral Agent in accordance with, and the Collateral Agent shall take such actions, under Sections 10.12 of the Credit Agreement.

8.13                        WAIVER OF JURY TRIAL.  THE GRANTORS AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  TO THE EXTENT THEY MAY LEGALLY DO SO, THE GRANTORS AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.13  WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

ARES COMMERCIAL REAL ESTATE CORPORATION,

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

ACRC HOLDINGS LLC,

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

ACRC WAREHOUSE HOLDINGS LLC,

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

ACRC LENDER LLC,

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

ACRC MEZZ HOLDINGS LLC,

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

ACRC CP INVESTOR LLC,

By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

COLLATERAL AGENT:

DBD CREDIT FUNDING LLC,
as Collateral Agent

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President